UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LUMEXA IMAGING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2605845
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4200 Six Forks Road Suite 1000 Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File No. 333-291590

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.001 par value per share (the “Common Stock”), of Lumexa Imaging Holdings, Inc., a Delaware corporation (the “Registrant”).

For a description of the Common Stock being registered hereunder, reference is hereby made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s registration statement on Form S-1 (File No. 333-291590), as initially filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2025 and as thereafter amended (as so amended, the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2025		LUMEXA IMAGING HOLDINGS, INC.

	By:	/s/ Caitlin Zulla
Caitlin Zulla
Chief Executive Officer